Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Casey’s General Stores, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-19179, 33-42907, and 33-56977) on Form S-8 of Casey’s General Stores, Inc. of our reports dated June 26, 2008, with respect to the consolidated balance sheets of Casey’s General Stores, Inc. and subsidiaries (the Company) as of April 30, 2008 and 2007, and the related consolidated statements of earnings, shareholders’ equity and cash flows for each of the years in the three-year period ended April 30, 2008, and the effectiveness of internal control over financial reporting as of April 30, 2008, which reports appear in the April 30, 2008 annual report on Form 10-K of Casey’s General Stores, Inc.

As discussed in Note 1 to the Consolidated Financial Statements, the Company changed its method of accounting for stock based compensation effective May 1, 2006 and changed its method of quantifying errors effective in 2007.

/s/KPMG LLP

Des Moines, Iowa
June 26, 2008

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